UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

GENON ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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Below is a copy of a Transaction Fact Sheet, which has been made available on GenOn’s website:

nrg GenOn

NRG and GenOn to Combine

TRANSACTION FACT SHEET

CREATING A PLATFORM TO BECOME THE FIRST TRULY 21ST CENTURY ENERGY COMPANY

DIVERSIFICATION AND SCALE
The combined company will become the largest competitive power generation company in the U.S. with about 47,000 MW of fossil, nuclear, solar and wind generation capacity across the merit order with a significant presence in the Gulf Coast, Eastern and Western regions of the U.S.

COMBINED COMPANY EFFICIENCIES
$300 million of combination benefits, including $175 million of annual cost synergies; $25 million of annual operational efficiency synergies; and $100 million of balance sheet efficiencies.

IMMEDIATELY AND SIGNIFICANTLY ACCRETIVE
Immediately accretive on an EBITDA basis and substantially accretive in 2014 (the first full year of operation), to both EBITDA and free cash flow before growth investment.

CREDIT METRIC ENHANCING
Improved credit metrics by 2014 due to at least $1 billion of deleveraging combined with transaction synergies.

PLATFORM FOR RETAIL EXPANSION
Enhanced generation portfolio creates a strong platform for the combined company to expand NRG's retail business in the mid-Atlantic and Northeast competitive markets, enabling enhanced earnings growth and stability throughout the commodity cycle.

REDUCING EMISSIONS
NRG and GenOn have invested over $3 billion since 2000 on environmental improvements, leading to significant emissions reductions. Together, the company will combine environmental expertise, experience and scale to achieve substantial additional environmental gains.

CONTINUED CLEAN ENERGY LEADER
The combined company will continue NRG's commitment to delivering the sustainable energy technologies of tomorrow. An enhanced core generation business will allow the combined company to further invest in and grow its clean energy businesses.

CAPITAL STRUCTURE
Combined balance sheet efficiencies lead to a reduction in cash needs and permit the elimination of duplicative credit facilities, substantially reducing capital costs.

TRANSACTION HIGHLIGHTS

Company Name	• NRG
Consideration	• 100% stock
Exchange Rate	• GenOn shareholders will receive 0.1216 shares of NRG common stock in exchange for each GenOn share of common stock.
Ownership	• NRG shareholders: 71% • GenOn shareholders: 29%
Combined Company Efficiencies	• $175 million of EBITDA annually in cost synergies • $25 million of EBITDA annually from operational efficiency synergies • $100 million annually from balance sheet efficiencies
Board of Directors	• The Board will have 16 members with 12 members from the NRG Board and four from the GenOn Board. • Chairman: Howard Cosgrove • Vice Chairman: Edward R. Muller
Management Team	• President and CEO: David Crane • CFO: Kirk Andrews • COO: Mauricio Gutierrez • Chief Integration Officer: Anne Cleary
Headquarters	• Princeton, NJ: Financial and commercial • Houston, TX: Operations
Expected Transaction Close	• By the first quarter 2013.

ABOUT NRG

- Fortune 500 wholesale power generation company and retail electricity business based in Princeton, New Jersey.
- Diverse portfolio of power generation facilities including solar, coal, gas, wind and nuclear; the country's largest solar power developer.
- Provides approximately 24,000 megawatts of electric generating capacity, or enough to supply nearly 20 million homes.

ABOUT GENON

- One of the largest competitive generators of wholesale electricity in the U.S., based in Houston, Texas.
- Power facilities for base load, intermediate and peaking units using coal, natural gas and oil to generate electricity.
- Generation portfolio of approximately 23,000 megawatts.

ENHANCED GENERATION, FUEL AND REVENUE DIVERSITY GIGAWATTS BY REGION FORWARD-LOOKING STATEMENTS In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “will,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed transaction between NRG and GenOn, each party’s and the combined company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, each party’s views of economic and market conditions, and the expected timing of the completion of the proposed transaction. Forward-looking statements are not a guarantee of future performance and actual events or results may di_er materially from any forward-looking statement as result of various risks and uncertainties, including, but not limited to, those relating to: the ability to satisfy the conditions to the proposed transaction between NRG and GenOn, the ability to successfully complete the proposed transaction (including any financing arrangements in connection therewith) in accordance with its terms and in accordance with expected schedule, the ability to obtain stockholder, antitrust, regulatory or other approvals for the proposed transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule, diversion of management attention on transaction-related issues, impact of the transaction on relationships with customers, suppliers and employees, the ability to finance the combined business post-closing and the terms on which such financing may be available, the financial performance of the combined company following completion of the proposed transaction, the ability to successfully integrate the businesses of NRG and GenOn, the ability to realize anticipated benefits of the proposed transaction (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, legislative, regulatory and/or market developments, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations, the e_ects of competition or regulatory intervention, financial and economic market conditions, access to capital, the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emissions allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ine_ectiveness. Additional information concerning other risk factors is contained in NRG’s and GenOn’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. Many of these risks, uncertainties and assumptions are beyond NRG’s or GenOn’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and neither NRG nor GenOn undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning NRG, GenOn, the proposed transaction, the combined company or other matters and attributable to NRG or GenOn or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Additional Information And Where To Find It This communication does not constitute an o_er to sell or the solicitation of an o_er to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such o_er, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NRG and GenOn will be submitted to the respective stockholders of NRG and GenOn for their consideration. NRG will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of NRG and GenOn that also constitutes a prospectus of NRG. NRG and GenOn will mail the joint proxy statement/prospectus to their respective stockholders. NRG and GenOn also plan to file other documents with the SEC

Below is a copy of a letter from GenOn’s Chief Executive Officer, which has been distributed to all GenOn employees:

July 22, 2012

Dear Colleague:

Today we announced that we have entered into a definitive agreement to combine with NRG, which owns and operates one of the largest and most diverse power generation portfolios in the U.S., with over 24,000 megawatts of generating capacity. NRG also has retail businesses — Reliant Energy, Green Mountain Energy Company and Energy Plus – which together serve about 2.1 million residential, business, commercial and industrial customers. NRG is also the largest solar developer in the United States and is building the eVgo electric vehicle charging network.

NRG and GenOn are very complementary in terms of generation assets, geographies and fuel sources. NRG has a significant presence in the ERCOT region and also operates in the East, the West, and the Gulf Coast and has a mix of coal, gas, oil, nuclear and renewable assets. As you know, we operate primarily in PJM and California with a combination of coal, gas, oil and dual gas/oil assets. The combined company will be named NRG and will be the largest competitive generator in the U.S. with approximately 47,000 megawatts of capacity, including capacity in regions projecting significant growth over the next decade. Attached is a copy of the press release for your convenience.

The combined company will be jointly headquartered in Princeton and Houston, with commercial and financial operations based in Princeton, and operational headquarters in Houston. Houston is expected to be the center of the combined company’s technical expertise and would include plant operations and EPC, procurement and similar functions. We expect some of our leaders to join the combined company’s senior management team and will identify these individuals soon as part of a thoughtful integration process. Anne Cleary will be the Chief Integration officer of the combined company and John Chillemi will be Regional President of the West. The combined company will have 16 directors with four members from GenOn’s current board of directors joining the new NRG Board. David Crane, the chief executive officer of NRG, will be the combined company’s CEO, and I will be vice chairman of the board.

I know that all of you will have questions about what this news means for you personally. For those of you in our generating plants, we don’t expect many changes. We have great people running some of the best-operated plants in the industry, and continuing to operate our business as usual is essential. Although corporate functions will be affected, we will be drawing from both companies to ensure that we continue to have an excellent team going forward. We expect this team to be identified by the week of Oct. 15. While we need to obtain required approvals, we expect the combination to close by the first quarter of 2013. We do not anticipate making changes in staffing or operations in connection with the combination before the closing.

In the coming months, we will make every effort to address your questions and concerns. To begin, I am hosting a special employee meeting on Tuesday in Houston, with a live webcast to all GenOn locations, at which I will be joined by David Crane, NRG’s CEO. You will receive an e-mail from someone at your location telling you where to gather for the live webcast. If you cannot attend in person or with your group, you are invited to participate via audio conferencing. The dial-in instructions are available here (http://intranet/Pages/nrg_genon.aspx). After the meeting, a replay video of the call will be available on the GenOn intranet. At the meeting we will answer employees’ questions. Please send your questions in advance by e-mailing genoncommunications@genon.com. I encourage you to do so.

Following this letter, Houston employees will receive a separate set of instructions for joining the meeting in person.

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Until the transaction closes, it is important for all of us to remember that GenOn and NRG remain competitors, and that GenOn will continue to operate as an independent company, conducting our business as usual. There is much to be done before the combination is completed. In the meantime, please continue to do the jobs you do so well and to help deliver on our commitments.

You will receive an e-mail from NRG CEO David Crane shortly.

Thank you for your hard work and support, and equally importantly, for how you do your work. I look forward to speaking with you on Tuesday.

Sincerely,

Ed Muller

Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NRG and GenOn will be submitted to the respective stockholders of NRG and GenOn for their consideration. NRG will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of NRG and GenOn that also constitutes a prospectus of NRG. NRG and GenOn will mail the joint proxy statement/prospectus to their respective stockholders. NRG and GenOn also plan to file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which NRG or GenOn may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF GENON AND NRG ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about NRG and GenOn, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. NRG and GenOn make available free of charge at www.nrgenergy.com and www.genon.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Participants In The Merger Solicitation

NRG, GenOn, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of GenOn and NRG in connection with the proposed transaction. Information about the directors and executive officers of NRG is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 12, 2012. Information about the directors and executive officers of GenOn is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 30, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Below is a copy of Employee Frequently Asked Questions, which have been distributed to all GenOn employees:

GenOn FAQ

1.	What’s the rationale behind this transaction?

This is an excellent opportunity to combine two highly complementary companies with demonstrated track records of performance and operational excellence. Merging NRG and GenOn will create the largest competitive generator in the country, with approximately 47,000 MW of generation capacity, including capacity in regions projecting significant growth over the next decade, giving the company scale in three of the premier competitive energy markets. With more diversified generation assets, geographies and fuel sources and increased financial strength and flexibility, the new company will be better positioned to navigate through industry cycles and fluctuations in commodity prices and to grow its business.

2.	Do NRG and GenOn operate in overlapping geographies?

NRG and GenOn serve highly complementary regions. By bringing together NRG’s significant presence in the ERCOT region and operations in the East, the West, and the Gulf Coast, with GenOn’s operations in PJM and California, the combined company will have a strong presence in growth regions and diversified revenue base.

3.	What will the combined company look like?

The company will be the largest competitive generator in the country, with approximately 47,000 MW offered via a broad range of generation assets and fuel sources. It will serve key markets in the East, the West and the Gulf Coast. The combined company will retain the NRG name and be jointly headquartered in Princeton and Houston, with Commercial Operations and Finance based in Princeton, and Houston will be the operational headquarters.

4.	Who will lead the new combined company? What will the management structure of the combined company look like?

David Crane, the chief executive officer of NRG, will be CEO of the combined company and Ed Muller will be the vice chairman of the Board. The Board of Directors will have 16 members, with four from GenOn’s current board and 12 from NRG’s current board. We expect some of our leaders to join the combined company’s senior management team and will identify these individuals soon as part of a thoughtful integration process. Anne Cleary will be the Chief Integration Officer of the combined company and John Chillemi will be Regional President of the West.

5.	What impact will this have on employees?

It is too early to talk specifically about how the integration process might impact individual employees. As with any transaction like this, there will be areas of overlap where employment adjustments will be required as we integrate the two companies. Affected employees will have an opportunity to fill open positions at the combined company. We will make every effort to keep you apprised of new developments and in order to minimize disruption and distraction we will communicate all staffing decisions by the week of Oct. 15.

6.	Do you have a target number of positions that will be affected? And is there a target expense you expect to reduce through synergies? Where will that savings come from?

We expect the combination will result in the elimination of about 500 positions. The merger is financially beneficial across all key metrics, will create an even stronger company and will result in total transaction benefits of $300 million comprised of cost synergies, operational efficiency synergies, and balance sheet efficiencies.

7.	Will GenOn offer severance and/or outplacement assistance for employees whose jobs are negatively impacted by the transaction?

We are committed to treating our employees fairly and with respect. All decisions regarding who will fill positions will be made by the week of October 15. Severance will be provided for employees of both companies and we will provide additional details on individual severance packages as we go through the evaluation process.

8.	Will there be any changes to our compensation?

The combined company will honor compensation agreements and arrangements in effect at the time of close. It is too early to determine changes that may be made over time as appropriate to the ongoing business.

9.	Will any plants be closed as a result of this transaction?

No additional plants are being closed other than those already announced by GenOn as a result of the transaction. Previously announced de-activations will stay on schedule.

10.	How long do you expect the regulatory review process will take and when do you expect the transaction to close?

We expect the transaction will close by the first quarter of 2013. Approvals are needed from the FERC, US DOJ/Hart Scott Rodino, the Public Utility Commission of Texas, and the New York PSC. Notices will also be filed with the NRC and the CPUC. NRG and GenOn operate in very complementary geographies, with limited overlap, and we do not expect any significant regulatory issues. We will keep you updated as we get closer to a specific closing date.

11.	Will either company need to end or change any existing vendor/supplier/business partner relationships because of competition, conflicts or other issues?

We are very early in the process and have made no decisions regarding our various business partners. Our relationships with our partners are extremely important to us and we are committed to working closely with them to ensure they are kept informed of any decisions we make.

12.	Whom should I contact if I have additional questions?

For additional questions please email genoncommunications@genon.com.

13.	What does it mean that the operational headquarters will be based in Houston? Will it be at 1000 Main? How many employees will fill that department?

The combined company will be dual headquartered, with commercial/financial headquarters in Princeton, N.J. and operational headquarters in Houston. NRG’s Houston Pavilions location will be the combined company’s operational headquarters, and many of GenOn’s Houston employees will relocate to the Pavilions as part of the consolidation process. We expect Houston will be the center of the combined company’s technical expertise – plant operations and EPC, procurement, and other similar functions.

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Forward Looking Statements

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “will,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed transaction between NRG and GenOn, our and the combined company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, each party’s views of economic and market conditions, and the expected timing of the completion of the proposed transaction.

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Forward-looking statements are not a guarantee of future performance and actual events or results may differ materially from any forward-looking statement as result of various risks and uncertainties, including, but not limited to, those relating to: the ability to satisfy the conditions to the proposed transaction between NRG and GenOn, the ability to successfully complete the proposed transaction (including any financing arrangements in connection therewith) in accordance with its terms and in accordance with expected schedule, the ability to obtain stockholder, antitrust, regulatory or other approvals for the proposed transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule, diversion of management attention on transaction-related issues, impact of the transaction on relationships with customers, suppliers and employees, the ability to finance the combined business post-closing and the terms on which such financing may be available, the financial performance of the combined company following completion of the proposed transaction, the ability to successfully integrate the businesses of NRG and GenOn, the ability to realize anticipated benefits of the proposed transaction (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, legislative, regulatory and/or market developments, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations, the effects of competition or regulatory intervention, financial and economic market conditions, access to capital, the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emissions allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ineffectiveness.

Additional information concerning other risk factors is contained in GenOn’s most recent Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond GenOn’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and GenOn undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning GenOn, the proposed transaction, the combined company or other matters and attributable to GenOn or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

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Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NRG and GenOn will be submitted to the respective stockholders of NRG and GenOn for their consideration. NRG will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of NRG and GenOn that also constitutes a prospectus of NRG. NRG and GenOn will mail the joint proxy statement/prospectus to their respective stockholders. NRG and GenOn also plan to file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which NRG or GenOn may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF GENON AND NRG ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about NRG and GenOn, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. NRG and GenOn make available free of charge at www.nrgenergy.com and www.genon.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Participants In The Merger Solicitation

NRG, GenOn, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of GenOn and NRG in connection with the proposed transaction. Information about the directors and executive officers of NRG is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 12, 2012. Information about the directors and executive officers of GenOn is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 30, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Below is a copy of a Fact Sheet regarding NRG Energy, Inc., which has been made available on GenOn’s website:

Below is a copy of a Fact Sheet regarding NRG Energy, Inc., which has been made available on GenOn’s website:

About NrG

i Two generations ago, electricity was a novelty that replaced Victorian era gaslights with the wonders of incandescent light, courtesy of Thomas Edison, the Wizard of Menlo Park (near Edison, NJ). One generation ago, Edison’s prediction of “electricity so cheap that only the rich will burn candles” came to pass as electric power became commonplace, its mysteries forgotten or ignored. But today that is changing as people once again are starting to think about the source of the energy that they use every day. ii

ABOUT NRG A Different Kind of energy Company 1 In Princeton, NJ—just 20 miles the headquarters of NRG Energy, owns and operates one of the and retail electricity businesses than 2 million customers through Green Mountain Energy Company, and is capable of generating plants to supply more than 20 NRG is at the forefront of energy. We are pioneers in choices for our customers: developers in the country, or electric vehicle charging latest smart energy solutions With renewable energy smart grid technology, NRG people, businesses and more information, visit nrgenergy

ABOUT NRG

Our Companies

NRG operates a diverse portfolio of businesses that develop and introduce creative solutions for residential and commercial customers who want to enjoy the benefits of a cleaner, more sustainable energy lifestyle. We deliver energy and electricity-related services to millions of people in a remarkable number of ways.

NRG STAFF PROFILE

Headquarters	380
Northeast	725
Gulf Coast	1,475
West	170
Retail*	1,815
Thermal	240
International**	275
TOTAL STAFF	**5,180**

* Includes Energy Plus, Green Mountain Energy and Reliant (part-time and temporary employees)
** Gladstone Power Station, Australia

- **Energy Plus** sells electricity to customers through exclusive loyalty program partnerships and rewards programs featuring cash back, airline miles, hotel and retail points, and college savings from almost 100 industry-leading partners.
- **Green Mountain Energy Company** is the nation's longest serving green power provider. Green Mountain offers a range of electricity products from renewable sources and is 100% focused on cleaner energy.
- **Independence Energy** markets renewable energy plans through **Independence Energy Alliance**, a network marketing model that offers the opportunity for financial independence.
- **NRG SunLease** provides a simple and affordable leasing alternative for homeowners to install solar systems on their homes.
- **Reliant** provides a wide variety of innovative electricity and energy-related products to more than 1.5 million customers in Texas and the Northeast.
- **eVgo**℠ is building the nation's first comprehensive, privately funded electric vehicle infrastructure. By combining home vehicle chargers and public fast-charging stations, EV drivers have complete confidence they will never run out of power on the go.
- **NRG Solar** is one of the nation's largest developers of solar power. From large-scale solar generating facilities to installations on commercial rooftops, NRG Solar has more than 2,000 megawatts (MW) of projects under development or construction.
- **NRG Thermal** operates thermal and chilled water facilities that serve major businesses in San Francisco, San Diego, Phoenix, Minneapolis, Pittsburgh and Harrisburg. In addition, NRG Thermal owns electric generation capacity located in Delaware and Pennsylvania.
- **NRG Energy Services** provides a wide range of cost-competitive operating and maintenance services, from component repair to total O&M services, for power generation and industrial customers worldwide.
- **Petra Nova** seeks to reduce the carbon intensity of existing coal-fueled generation through carbon capture technology. By capturing the carbon and selling it for enhanced oil recovery on mature oil fields, we make the project economically viable by turning a waste product into a revenue stream.

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Our Generation Assets

OVERVIEW

- Ownership interest in more than 50 power generating facilities
- 25,135 MW* net ownership
- More than 2 million residential, business, commercial and industrial customers combined
- Projects located in United States, Australia and Germany



WEST

NET MW 2,195

REGION FUEL TYPES

- Gas
- Solar

GULF COAST

NET MW 14,865

REGION FUEL TYPES

- Coal
- Nuclear
- Gas
- Wind

RETAIL

MORE THAN 2 MILLION CUSTOMERS

- Residential
- Business
- Commercial and Industrial

NORTHEAST

NET MW 6,920

REGION FUEL TYPES

- Coal
- Oil
- Gas

THERMAL/OTHER NORTH AMERICA

NET MW 150

REGION FUEL TYPE

- Gas
- Distributed Solar



GERMANY

NET MW 400

REGION FUEL TYPE

- Coal



AUSTRALIA

NET MW 605

REGION FUEL TYPE

- Coal

* As of January 31, 2012

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ABOUT NRG

SYMBOL KEY

- Natural Gas ●
- Coal ■
- Oil ▲
- Jet ◆
- Diesel □
- Wind +
- Nuclear ⌘
- Solar ❖

West

Avenal, Kings County, CA ❖
Blythe, Blythe, CA ❖
El Segundo, El Segundo, CA ●
Encina, Carlsbad, CA ● ▲
Long Beach, Long Beach, CA ●
Roadrunner, Santa Teresa, NM ❖
Saguaro, Henderson, NV ● ▲
San Diego Turbines, San Diego, CA ● □

Gulf Coast

Bayou Cove, Jennings, LA ●
Big Cajun I, New Roads, LA ●
Big Cajun II, New Roads, LA ■
Cedar Bayou, Chambers County, TX ●
Cottonwood, Newton County, TX ●
Green Mountain Energy® Wind Farm - Elbow Creek, Howard County, TX +
Greens Bayou, Houston, TX ●
Green Mountain Energy® Wind Farm - Langford, San Angelo, TX +
Limestone, Limestone County, TX ■
Rockford I, Rockford, IL ●
Rockford II, Rockford, IL ●
San Jacinto, LaPorte, TX ●
Sherbino, Pecos County, TX +
SR Bertron, Deer Park, TX ●
South Texas Project (STP), Bay City, TX ⌘
South Trent, Sweetwater, TX +
Sterlington, Sterlington, LA ●
TH Wharton, Houston, TX ●
WA Parish, Fort Bend County, TX ● ■

Northeast

Arthur Kill, Staten Island, NY ●
Astoria, Queens, NY ● ▲
Conemaugh, New Florence, PA ■
Connecticut Turbines, Various, CT ◆
Devon, Milford, CT ● ▲ ◆
Dunkirk, Dunkirk, NY ■
Huntley, Tonawanda, NY ■
Indian River, Millsboro, DE ■ ▲
Keystone, Shelocta, PA ■
Middletown, Middletown, CT ● ▲ ◆
Montville, Uncasville, CT ● ▲ □
Norwalk Harbor, South Norwalk, CT ▲
Oswego, Oswego, NY ● ▲
Vienna, Vienna, MD ▲

Thermal / North America

Dover Cogeneration, Dover, DE ● ■
Paxton Creek, Harrisburg, PA ●
Princeton Hospital, Princeton, NJ ●

International

Gladstone, Queensland, Australia ■
Schkopau, Halle, Germany ■

5

ABOUT NRG

Our Major Initiatives

NRG Global Giving

NRG is deeply committed to improving the quality of life in the communities we serve. Since 2004, NRG Global Giving has donated millions of dollars to organizations and charities that have a direct impact on the lives of the people in our communities. We believe that to be a true leader and industry innovator, we first must be a leader in our communities.

Since 2004, we have donated over $15 million and countless volunteer hours to hundreds of charitable organizations throughout the U.S. We focus our efforts on fighting hunger, helping improve the lives of children and impoverished families, and protecting the environment.

NRG matches employee donations to qualifying charitable nonprofit organizations through its Matching Gifts Program. In times of extraordinary need—such as following the catastrophic earthquakes in Haiti and Japan—NRG Global Giving has set up special programs to match dollars donated by employees three-to-one, raising needed relief funds for those affected by natural disasters.

Our partnerships go well beyond financial support—employees throughout our regions volunteer their time at a myriad of organizations—and this dedication is what our employees say really resonates with them. Through our Dollars for Hours program, NRG supplemented thousands of employee volunteer hours with financial support.

econrg

econrg meets the challenges of climate change, clean air and protecting natural resources at our plants and in our communities by driving investment in zero- and low-carbon energy technologies, advocating for clean energy policies and participating in community environmental initiatives.

Our goal is to make our operations cleaner at every level. In 2010 alone, we saved 82 million gallons of water, avoided emitting 39,000 metric tons of carbon dioxide equivalent through various projects at existing facilities. We also established a program to track greenhouse gas impact due to corporate travel and voluntarily offset NRG's travel-related carbon footprint by purchasing 17,000 tons equivalent of carbon credits.

Over the years, employee-driven projects have resulted in countless volunteer hours for tree planting, beach and river clean ups, and habitat restoration projects. We are also working to support and encourage energy efficiency among our customers, employees and facilities. All NRG facilities participate in econrg in the office, which includes actions such as the purchase of sustainable office supplies; paper, bottle and can recycling; double-sided printing; the use of shared printers; virtual meeting capabilities; and energy efficiency.

7

STRIVE Our Core Values At NRG, our core values provide a framework for all strategies, decisions and behaviors. They are the standards by which we strive to conduct our daily business, work with one another and interact within our communities. Safety Value Creation At NRG safety always comes As individuals, first. We as embrace safety with an our ultimate goal isgoal always to of zero injuries and Company’s focus on capital preventative safety practices. assets and professional T applied in the manner eamwork maximum value. In our complex business, it is essential Exemplary Leadership we work together as a team, harnessing the power of our combined Regardless skills, outlooks of our and efforts to address business Company, opportunities we are all and solve problems. We exercise leadership thought out plans, Respect for individuals, Customers, communicating to all Community and the Environment affected and then acting We listen closely to one responsibly another and to implement treat each other with respect. We create value for every customer . We respect our local communities and strive to be a good neighbor. We respect the environment and work continuously to improve it. Integrity We say what we mean and we honor our word. Integrity is central to our open and honest communications with colleagues, investors, regulators, customers and the communities in which we do business. 8 ABOUT NRG 9

Our To be a different kind that changes how people think about and use energy. By applying our deep knowledge, passion for innovation and the spirit of a challenger, we will empower people with more choices and cleaner energy solutions that enhance their lives, businesses and communities. One Diverse Nimble. A

rev 4/2012 C NrG energy | nrgenergy.com

Forward Looking Statements

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “will,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed transaction between NRG and GenOn, our and the combined company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, each party’s views of economic and market conditions, and the expected timing of the completion of the proposed transaction.

Forward-looking statements are not a guarantee of future performance and actual events or results may differ materially from any forward-looking statement as result of various risks and uncertainties, including, but not limited to, those relating to: the ability to satisfy the conditions to the proposed transaction between NRG and GenOn, the ability to successfully complete the proposed transaction (including any financing arrangements in connection therewith) in accordance with its terms and in accordance with expected schedule, the ability to obtain stockholder, antitrust, regulatory or other approvals for the proposed transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule, diversion of management attention on transaction-related issues, impact of the transaction on relationships with customers, suppliers and employees, the ability to finance the combined business post-closing and the terms on which such financing may be available, the financial performance of the combined company following completion of the proposed transaction, the ability to successfully integrate the businesses of NRG and GenOn, the ability to realize anticipated benefits of the proposed transaction (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, legislative, regulatory and/or market developments, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations, the effects of competition or regulatory intervention, financial and economic market conditions, access to capital, the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emissions allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ineffectiveness.

Additional information concerning other risk factors is contained in GenOn’s most recent Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond GenOn’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and GenOn undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning GenOn, the proposed transaction, the combined company or other matters and attributable to GenOn or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

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Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NRG and GenOn will be submitted to the respective stockholders of NRG and GenOn for their consideration. NRG will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of NRG and GenOn that also constitutes a prospectus of NRG. NRG and GenOn will mail the joint proxy statement/prospectus to their respective stockholders. NRG and GenOn also plan to file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which NRG or GenOn may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF GENON AND NRG ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about NRG and GenOn, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. NRG and GenOn make available free of charge at www.nrgenergy.com and www.genon.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Participants In The Merger Solicitation

NRG, GenOn, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of GenOn and NRG in connection with the proposed transaction. Information about the directors and executive officers of NRG is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 12, 2012. Information about the directors and executive officers of GenOn is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on March 30, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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